EXHIBIT 10.1

                     TERMINATION AGREEMENT


     This Termination Agreement (the "Agreement"), entered into and effective as of May 31, 1999 (the "Effective Date"), is between Steven A. Webster ("Webster") and R&B Falcon Corporation
("R&B Falcon").

     Webster and R&B Falcon agree that the termination of Webster's employment will be governed by the following terms and conditions:

     1. As of the Effective Date Webster tenders his resignation as President and Chief Executive Officer of R&B Falcon and as a director, officer and/or employee of all direct and indirect subsidiaries and affiliated companies of R&B Falcon (except that Webster shall remain a director of RBF Finance Co.), as the case may be, which R&B Falcon accepts on its behalf and on behalf of such subsidiaries and affiliated companies.

     2. Upon execution of this Agreement R&B Falcon agrees to provide to Webster a severance package consisting of the following:

               a. A lump sum in cash, less deductions required by law, the sum of Webster's annual base salary through May 31, 1999, to the extent not theretofore paid, (2) the product of (x) Webster's targeted annual bonus for 1999 and
                    (y) a fraction (the numerator of which is the number of days from January 1, 1999 through May 31, 1999, and the denominator of which is
                    365) and (3) any compensation previously deferred or earned by Webster (together with any accrued interest or earnings thereon), any unreimbursed expenses and any accrued vacation pay, in each case to the extent not theretofore paid;

               b. A lump sum in cash, less deductions required by law, the product of the (a) sum of the highest annual base salary and the highest annual bonus that has been payable to Webster within the past three years (including such salary and bonus paid by a previous employer which is a direct subsidiary of R&B Falcon as of the date of this Agreement and with respect to the 1998 fiscal year Webster received  a  bonus  equivalent  to  $562,320)
                    times (b) three;

               c. Through and including May 31, 2002, Webster and his family shall be provided, at the expense of R&B Falcon, all benefits under (or substantially equivalent benefits to) R&B Falcon's welfare benefit plans, practices, policies and programs (including, without limitation, medical, prescription, dental, vision, disability, salary continuance, group life and supplemental group life and accidental death insurance plans and programs, to the extent generally applicable to other R&B Falcon executives;

               d. Notwithstanding anything to the contrary in Webster's Stock Option Agreement dated as of April 7, 1999, the immediate vesting with respect to the 1,080,000 options to purchase the common stock of R&B Falcon awarded to Mr. Webster thereunder with right to exercise such options until April 7, 2009, R&B Falcon hereby expressly waiving the provisions of Paragraph 18 of such stock option agreement;

               e. The period of time within which Webster shall be entitled to exercise the outstanding stock options granted to him under his Stock Option Agreement dated January 23, 1996 shall be extended from three months to January 23, 2008, notwithstanding the provisions of such stock option agreement; and

               f. R&B Falcon agrees to retain Mr. Webster as a consultant to R&B Falcon for period of two years commencing June 1, 1999, under and pursuant to a Consulting Agreement in the form attached as Exhibit "A" to this Agreement.

          All cash payments due to Webster under the terms of this Agreement shall be paid by R&B Falcon within two business days following the Effective Date.

     3. Upon execution of this Agreement and subject to the payment and other obligations of the Company set out in
          Section 2 above, this Agreement constitutes full satisfaction of all obligations of R&B Falcon under and pursuant to Section 4 of that Employment Agreement dated as of March 25, 1998 between Webster and R&B Falcon.

     4. The Agreement shall be binding upon and shall inure to the benefit of the parties, their respective representatives, agents, attorneys, successors and assigns, and, in particular, without limiting the generality of the foregoing, to R&B Falcon's directors, officers and employees and to Webster's heirs, executors, administrators, legal and personal representatives and assigns.

     5. This Agreement shall be deemed to be a contract made under and governed by, the laws of the State of Texas, without reference to principles of conflicts of law.

     6. This Agreement constitutes the complete and entire agreement between the parties. This Agreement supersedes and cancels all prior or contemporaneous representations, promises or agreements between the parties. This Agreement cannot be amended or modified except by written agreement signed by each of the parties hereto.

     7. The provisions of this Agreement are severable. If a court or other tribunal of competent jurisdiction rules any provision of this Agreement is invalid or unenforceable, such ruling will not affect the validity or enforceability of any other provision of the Agreement, and this Agreement shall be deemed to be modified and amended so as to be enforceable to the extent permitted by law.

     8.   This Agreement is signed in Houston, Texas on May     ,
          1999.



                         ________________________
                              Steven A. Webster



                         R&B FALCON CORPORATION



                         By:_____________________
                              Paul B. Loyd, Jr.
                              Chairman



                           EXHIBIT "A"


                       CONSULTING AGREEMENT


     This Agreement is made and entered into effective the 1st day of June, 1999, by and between R&B Falcon Corporation, a Delaware (U.S.A.) corporation, having an office at 901 Thread needle, Suite 200, Houston, Texas 77079, hereinafter called COMPANY, and Steven A. Webster, an individual, having an address at 3662 Piping Rock, Houston, Texas 77027, hereinafter called CONSULTANT.

      In consideration of the mutual covenants herein contained, the parties agree as follows:

     1. ENGAGEMENT. The Company hereby retains Consultant to provide consulting services with respect to strategies and policies, special projects, incentives, goals and other matters related to the development and growth of the Company. Such services shall be as directed by the Chief Executive Officer of the Company or other person or persons as designated by the Chief Executive Officer from time to time.

     2. TERM. The term of this Agreement shall commence on June 1, 1999 and continue in effect thereafter through May 31, 2001. Unless either party gives 60 days prior written notice to the other party of its intention not to extend, the term shall be extended (thereafter automatically, from time to time, for an additional 12 month period. If any such notice shall be given, the term of this Agreement shall not be extended thereafter.

     3. COMPENSATION. As compensation for the performance by Consultant of services under this Agreement, the Company agrees to pay to Consultant the following:

          (a)  an annual retainer fee of $300,000.00, and

          (b) Company agrees to pay direct to the vendor or reimburse Consultant, as the case may be, reason able expenses incurred by Consultant in connection with the performance of his services under this Agreement. These expenditures and expenses in curred by and on behalf of Consultant shall be in accordance with those policies currently in effect for Company. These expenses shall include but shall not be limited to:

                    (1)   Transportation, meals and lodging, park
                    ing, tips or any other expenses incurred in accordance with Company's policies and proce dures;

                    (2)   Telephone, facsimile or other communica
                    tion costs;

                    (3)   The Company's current per mile rate for
                    Consultant's use of his personal automobile on Company's business; and

                    (4)   Professional and club  fees  and  other
                    expenses  approved  by  the  Company's  Chief
                    Executive Officer.

          In addition, the Company agrees to provide Consultant an office and secretarial assistance.

     4.   PAYMENTS.

          (a) The annual retainer referred to in Article 3(a) above shall be paid in monthly installments of $25,000.00 on the last day of the calendar month for services performed during the month.

          (b)    Expense   statements  shall  be   submitted   by
     Consultant  with  reasonable  documentation.   Reimbursement
     shall be paid within ten (10) days of receipt of expense statement by Company.

          (c) Consultant may request cash advances for special purposes such as trips incurred at Company's request. Such cash advances shall be approved by Company's designated person and such amount shall be deducted from Consultant's first expense statement submitted after such cash advance or any balance outstanding shall be repaid with submittal of the expense statement.

          5.   GENERAL.

          (a) Consultant agrees the extent and character of the work to be done by Consultant shall be subject to the general supervision, direction, control and approval of the Company's Chief Executive Officer to whom Consultant shall report and be responsible. In the performance of the work and services hereunder Consultant shall be deemed an independent contractor.

          (b) Consultant shall be responsible for the payment of all taxes imposed by any governmental authority on his services and fees.

          (c) Any suggestions, analyses, programs, products, materials conceived, prepared or developed by Consultant during the term of this Agreement, whether alone or jointly with others, which relate to any aspect of Company's business shall be Company's sole and exclusive property.

          (d) All information obtained by Consultant or communi cated to Consultant by Company in the course of conduct of Consultant's work and services hereunder shall be considered confidential and shall not be divulged by Consultant to any person, firm or corporation other than the Company's representative without the Company's prior written consent. The Company shall furnish any information necessary for Consultant to carry out Consultant's duties.

          (e) Consultant shall not assign or sublet any of Consultant's obligations hereunder without the prior written consent of Company. This Agreement shall inure to the benefit of and be binding on the executors, administrators, personal representatives, permitted assigns and successors of the respective parties.

          (f) In acknowledgement of occasional transportation, meals, lodgings and furnished office space being provided by Company to enable and assist Consultant in the execution of his duties and in exchange for Company's agreement to defend and indemnify Consultant from any claims for personal injury to Company and Company's clients' personnel or damage to Company and Company's clients' property, regardless of whether Consultant may be negligent or otherwise legally at fault, Consultant agrees to defend and indemnify Company and its clients, and other consultants from any claims for personal injury to, or death resulting therefrom, to Consul tant or damage to or loss of Consultant's property arising out of the work, regardless of whether Company may be or may be alleged to be negligent or otherwise legally at fault.

     6. MODIFICATION. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless made in writing, specifically refer to this Agreement, and be signed by each of the parties hereto.

     7.    NOTICES.  Any notices required or permitted  hereunder
     shall  be  in  writing and shall be delivered in  person  or
     mailed   certified  or  registered  mail,   return   receipt
     requested, properly addressed:

          (a)   If to the Company, to R&B Falcon Corporation, 901
     Threadneedle,  Suite  200,  Houston,  Texas   77079,   Attn:
     Chairman and Chief Executive Officer; or

          (b)   If  to  Consultant, to Steven  A.  Webster,  3662
     Piping Rock, Houston, Texas  77027.

     Either party hereto may designate a different address by written notice given to the other party.

     8.    ENTIRE  AGREEMENT.   This  Agreement  constitutes  the
     entire Agreement of the parties with respect to the subject matter hereof.



     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year first above written.



                                   __________________________
                                        Steven A. Webster



                                   R&B FALCON CORPORATION


                                   By:  _______________________
                                        Paul B. Loyd, Jr.
                                        Chairman